AMENDMENT NO. 1 TO GOVERNANCE AGREEMENT


        AMENDMENT NO. 1 dated as of March 29, 2005 to the Governance Agreement dated as of October 6, 2003 among ITC^DeltaCom, Inc., a Delaware corporation ("ITC^DeltaCom"), and each Person listed on the signature pages thereof or otherwise a party thereto in accordance with its terms (the "Governance Agreement");

                              W I T N E S S E T H :

        WHEREAS, ITC^DeltaCom and certain of the Persons listed on the signature pages hereof under the heading "WCAS Current Securityholders" (each, a "Current Securityholder" and collectively, the "WCAS Holders") have entered into the Credit Agreement dated as of the date hereof with the subsidiary guarantors named therein and the other parties thereto (the "Third Lien Credit Agreement"), pursuant to which WCAS is lending $20,000,000 to ITC^DeltaCom;

        WHEREAS, in connection therewith, ITC^DeltaCom, Inc. proposes to issue and deliver to the WCAS Holders pursuant to a Warrant Agreement dated as of the date hereof between ITC^DeltaCom, Inc. and Mellon Investor Services LLC, as Warrant Agent, 20,000,000 warrants (each, a "March 2005 Warrant") to purchase an equal number of shares of the Common Stock, par value $.01 per share, of ITC^DeltaCom, Inc. (along with any shares of Common Stock that may be issued pursuant to certain antidilution provisions of the March 2005 Warrants, the "March 2005 Warrant Shares");

        WHEREAS, in connection with the issuance of the March 2005 Warrants, the parties hereto desire to (i) amend the Governance Agreement to modify the limitations on the WCAS Holders or their Affiliates acquiring Voting Securities of Parent and (ii) acknowledge that the March 2005 Warrants and the March 2005 Warrant Shares are "Registrable Securities" under and for purposes of the Registration Rights Agreement;

        WHEREAS, the Persons signing this Amendment under the heading "WCAS Current Securityholders" beneficially own a majority of the Voting Power represented by the Voting Securities beneficially owned by the WCAS Holders and their Affiliates; and

        WHEREAS, this Amendment has been duly approved by Parent pursuant to a Determination of the Committee of Independent Directors to approve this Amendment;

        NOW, THEREFORE, the parties hereto agree as follows:

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        1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein, including in the preamble hereof, that is defined in the Governance Agreement has the meaning assigned to such term in the Governance Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Governance Agreement shall, after this Amendment becomes effective, refer to the Governance Agreement as amended hereby.

        2. Preamble. The first paragraph of the preamble of the Governance Agreement is amended in its entirety to read as follows:

                        GOVERNANCE AGREEMENT, dated as of October 6, 2003 (this
                "Agreement"), between ITC^DeltaCom Inc., a Delaware corporation ("Parent"), and each Person listed on the signature pages hereof under the heading "WCAS Securityholders" (each, and each Permitted Transferee of such Person that agrees in writing to be bound by the terms and conditions of this Agreement, a "WCAS Securityholder" and collectively, "W") and each Other Holder (as defined in Section 1.1).

        3. Definition of Amended Ownership Percentage. The following definition of "Amended Ownership Percentage" is added in alphabetical order to Section 1.1 of the Governance Agreement:

                        "Amended Ownership Percentage" means the Ownership
                Percentage represented by the number of shares of Common Stock beneficially owned by W immediately following the issuance of the March 2005 Warrants. For purposes of this definition, the number of shares of Common Stock beneficially owned by W immediately following the issuance of the March 2005 Warrants shall be calculated assuming the conversion, exchange or exercise into or for shares of Common Stock of all Voting Securities beneficially owned by W at such time.

        4. Definition of March 2005 Warrants. The following definition of "March 2005 Warrants" is added in alphabetical order to Section 1.1 of the Governance Agreement.

                        "March 2005 Warrants" means the 20,000,000 warrants to
                purchase an equal number of shares of Common Stock issued pursuant to the Warrant Agreement dated as of March 29, 2005 between Parent and Mellon Investor Services LLC, as Warrant Agent.

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

        5. Acquisition of Voting Securities and Business Combinations. Section
3.1 of the Governance Agreement is amended in its entirety to read as follows:

                        SECTION 3.1. Purchases of Voting Securities. W agrees
                and covenants that following the Effective Time W shall not, and shall cause each of its Affiliates not to, acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities, except (i) as approved by a Determination of the Committee of Independent Directors, (ii) upon exercise or conversion of any Voting Securities or Voting Security Equivalents then owned by W and its Affiliates, (iii) upon the issuance of any Voting Securities or Voting Security Equivalents, as dividends or otherwise, in respect of securities beneficially owned by W or its Affiliates on the date of the Effective Time or March 29, 2005 or in substitution therefor, or in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or similar reorganization, (iv) as contemplated by
                Section 8.21 or Article 10 of the Merger Agreement, (v) during the Transfer Restriction Period, W and its Affiliates may acquire, in addition to any acquisitions pursuant to clauses (i) through (iv), in the open market or through privately negotiated transactions or from Parent, beneficial ownership of Voting Securities as long as W and its Affiliates do not, following any such acquisition, have an aggregate Ownership Percentage in excess of the sum of the Amended Ownership Percentage, plus 5%, or (vi) following the Transfer Restriction Period, W and its Affiliates may acquire, in addition to any acquisitions pursuant to clauses (i) through (iv), in the open market or through privately negotiated transactions or from Parent, beneficial ownership of Voting Securities as long as W and its Affiliates do not, following any such acquisition, have an aggregate Ownership Percentage in excess of the sum of the Amended Ownership Percentage, plus 15%.

        6. Acknowledgment. ITC^DeltaCom acknowledges that the March 2005 Warrants and the March 2005 Warrant Shares are "Registrable Securities" under and for purposes of the Registration Rights Agreement.

        7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

        8. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of


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

which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        9. Effectiveness. This Amendment shall become effective as of the date hereof.






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

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                   ITC^DELTACOM, INC.


                                   By:
                                      ------------------------------------------
                                      Name:   J. Thomas Mullis
                                      Title:  Senior Vice President-
                                                Legal and Regulatory


                                   WCAS CURRENT SECURITYHOLDERS:

                                   WCAS CAPITAL PARTNERS III, L.P.
                                   By:    WCAS CP III Associates L.L.C.
                                          General Partner


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   WELSH, CARSON, ANDERSON & STOWE VIII, L.P.
                                   By:    WCAS VIII Associates LLC,
                                          General Partner

                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                   Certain individual investors and trusts


                                   By:
                                      ------------------------------------------
                                      Jonathan M. Rather, as Attorney-in-fact
                                      for the individual investors listed below:
                                      Patrick J. Welsh
                                      Russell L. Carson
                                      Bruce K. Anderson
                                      Andrew M. Paul
                                      Thomas E. McInerney
                                      Robert A. Minicucci
                                      Paul B. Queally
                                      Anthony J. de Nicola
                                      D. Scott Mackesy
                                      Sanjay Swani
                                      Laura VanBuren
                                      Sean Traynor
                                      John Almeida
                                      Eric J. Lee
                                      James R. Matthews
                                      IRA f/b/o Jonathan M. Rather


                                   Other trusts:

                                   Mary R. Anderson TTEE of The Bruce K.
                                    Anderson 2004 Trust
                                   The Bruce K. Anderson 2004 Irrevocable Trust

                                   By:
                                      ------------------------------------------
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------
                                         ---------------------------------------


                                   Carol Welsh TTEE of the Patrick Welsh 2004
                                      Irrevocable Trust

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

                                   OTHER HOLDERS:


                                   Campbell B. Lanier, III


                                   ---------------------------------------------